EX-99.n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in the Statement of Additional Information on Form 462B of our report dated January 25, 2012, relating to the Statement of Assets and Liabilities at January 9, 2012 of Virtus Global Multi-Sector Income Fund. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information on Form 462B.

/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania
February 23, 2012